Exhibit 10.37

X-RITE, INCORPORATED

EMPLOYEE STOCK OPTION AGREEMENT

UNDER THE

X-RITE, INCORPORATED

2006 OMNIBUS LONG TERM INCENTIVE PLAN

This Employee Stock Option Agreement (“Agreement”) is made as of _______________, (the “Grant Date”), between X-RITE, INCORPORATED, a Michigan corporation (the “Company”), and __________________ (the “Optionee”).

1. Recital. The Company has adopted the X-Rite, Incorporated 2006 Omnibus Long Term Incentive Plan, as amended from time to time (the “Plan”), which Plan was approved by the Board and shareholders of the Company on June 30, 2006 and August 22, 2006, respectively. Capitalized terms not otherwise defined herein shall be defined according to the Plan. The Plan provides for the granting of certain awards, including Incentive Stock Options and Nonqualified Stock Options, to its employees.

2. Grant of Option. Pursuant to the Plan, the Company hereby grants to the Optionee the option (the “Option”) to purchase from the Company a total of __________shares of Stock, at the exercise price of $____________ per share, the Market Value of a share of Stock on the Grant Date. In no event shall the total number of shares of Stock subject to an Award in any calendar year for any individual Optionee under the Plan exceed 125,000. To the extent that all or a portion of this Option has been designated as an incentive stock option (“ISO”) qualifying under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended, in no event shall the aggregate fair Market Value of the Stock at Grant Date with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year under all option plans of the Company exceed $100,000. In the event the Optionee owns stock possessing (in accordance with the terms of the Plan) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary of the Company (a “10% Shareholder”), the exercise price described above is in no event less than 110% of the fair Market Value of the Company on the Grant Date with respect to the portion of this Option designated as an ISO.

3. Term of Option. The Option may be exercised no sooner than ___________ year(s) after the Grant Date and no later than ten (10) years after the Grant Date, subject to earlier termination as provided in Paragraph 4 of this Agreement and under the Plan. Notwithstanding the foregoing, in the event that the Optionee is a 10% Shareholder, the portion of this Option that is an ISO may be exercised no sooner than one (1) year after the Grant Date and no later than five (5) years after the Grant Date.

4. Termination of the Option.

(a) Termination of Employment for Cause or for Reasons Other Than Without Cause, Disability, Retirement, or Death. In the event the Optionee ceases to be employed by the Company for Cause (as defined in the Plan) or for any reason other than termination without Cause, Disability, retirement with the Company’s consent at age sixty (60) or greater, or death, the expiration date specified in Section 3 above may be accelerated, in the discretion of the Committee, to any earlier date, up to and including the date of termination of employment, by action of the Committee taken not later than thirty (30) days after the date of termination of employment; provided, however, that with respect to any portion of this Option consisting of ISOs, the expiration date cannot be any later than three (3) months following the date the Optionee ceases to be employed by the Company.

(b) Termination of Employment Without Cause or Due to Disability or Retirement. [delete following sentence if option is an ISO] In the event the Optionee is terminated by the Company without Cause, or the Optionee ceases to be employed by the Company by reason of Disability or retirement with the Company’s consent at age sixty (60) or greater, the Option shall be exercisable no later than the expiration of a period of two (2) years following the Optionee’s termination of employment for any such reason, subject to prior expiration of the term of the Option and any other limitations imposed by the Plan. “Disability” means a physical or mental infirmity which impairs the Optionee’s ability to substantially perform Optionee’s duties of the Optionee’s regular occupation with the Company, which continues for a period of at least one hundred and eighty (180) consecutive days. Notwithstanding the foregoing, with respect to any portion of this Option consisting of ISOs, in the event the Optionee is terminated by the Company without Cause, or the Optionee ceases to be employed by the Company by reason of Disability or retirement with the Company’s consent at age sixty (60) or greater, the Option shall be exercisable no later than the expiration of a period of three (3) months following the Optionee’s termination of employment for any such reason, subject to prior expiration of the term of the Option and any other limitations imposed by the Plan; provided, however, that if the Optionee ceases to be employed by the Company by reason of Disability, the Option shall be exercisable no later than the expiration of a period of twelve (12) months following the Optionee’s termination of employment for Disability. If the Optionee dies after such termination of employment, the Options shall be exercisable in accordance with Paragraph 4(c) hereof. “Disability” for purposes of ISOs means a medically determinable physical or mental impairment which renders the Optionee unable to engage in any substantial gainful activity and can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(c) Termination of Employment for Death. In the event of the Optionee’s death, the Option shall be exercisable by the personal representative of the Optionee’s estate or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance, to the same extent that the deceased Optionee could exercise the Option at the date of death. Notwithstanding the foregoing, with respect to any portion of this Option consisting of ISOs, in the event of the Optionee’s death, the Option shall be exercisable by the personal representative of the Optionee’s estate or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance, to the same extent that the deceased Optionee could exercise the Option at the date of death, but no later than three (3) months following the date of the Optionee’s death.

(d) Termination of Option. If the Option is not exercised within whichever of the exercise periods specified in this paragraph 4 is applicable, the Option shall terminate upon expiration of such exercise period.

(e) Employment With Competitor. In the event that the Optionee engages in any activity competitive to any business of the Company that is being actively conducted or planned at the time of the Optionee’s termination of employment with the Company, prior to the expiration of two (2) years after such termination of employment, either directly or indirectly, as a proprietor, partner, employee, officer, director, consultant, or holder of any equity interest in any competitive entity (excluding less than a two percent (2%) interest in any publicly traded entity), then the Option shall immediately terminate and the Optionee shall forfeit all economic benefits derived by the Optionee with respect to any part of the Option exercised at any time after six (6) months prior to the Optionee’s termination of employment. Forfeiture of economic benefits shall mean payment to the Company of an amount equal to the difference between the price paid by the Optionee for shares received upon the exercise of the Option and the Market Value of those shares on the date of exercise.

5. Notice of Exercise; Payment. To exercise the Option, in whole or in part, the Optionee shall deliver written notice of exercise to the Company at its principal executive offices (attention: Chief Executive Officer), unless the Committee decides otherwise. The notice shall state whether the Optionee is exercising the ISO or non-ISO portion of the Option (if such distinction has been made hereunder), or a combination thereof. The Company and the Optionee agree to take any action necessary to identify clearly the ISO and non-ISO, if any, portions of the Option. The Option may be exercised at any time and from time to time during the term of this Option, as to any part or all of the shares covered hereby, but not as to less than one hundred (100) shares at any one time, unless the number purchased is the total number at the time purchasable under the Option. The Optionee’s notice shall: (a) state the election to exercise the Option, the number of shares with respect to which it is being exercised, and the address and social security number of the Optionee; (b) be signed by the person entitled to exercise the Option and, if being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to legal counsel for the Company, of the right of such person or persons to exercise the Option; (c) be accompanied by payment in full of the Option Price for the shares to be purchased which shall be payable to the Company, in whole or in part, in: (i) cash; (ii) shares of the Company already owned by Optionee, valued at the Market Value as of the date of the notice of exercise; or (iii) Stock Appreciation Rights, if applicable; or by a combination of these methods. The certificate or certificates for shares as to which the option shall be exercised shall bear any restrictive endorsement the Company, in its sole discretion, deems necessary. In lieu of the delivery of shares already owned by the Optionee, the Optionee may also provide the Company with a notarized statement attesting to the number of shares owned for at least six months, where upon verification by the Company, the Company may issue to the Optionee only the number of incremental shares to which the Optionee is entitled upon the exercise of the option. In accordance with the terms of the Plan, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price.

Shares delivered in payment shall be valued at their Market Value at the date of delivery. This Option may not be exercised if such exercise will constitute a violation of applicable federal or state securities or other law or valid regulations. As a condition to the exercise of this Option, the Company may require the person exercising this Option to make any representations and warranties to the Company as the Company may deem to be required by applicable law or regulation. In any such event, no shares shall be issued unless and until the Company is satisfied with the correctness of such representation and warranty. Moreover, the Company in its discretion may postpone the issuance and/or delivery of such stock pending exchange listing, or registration or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate. Upon exercise of all or any portion of this Option and receipt of proper payment, the certificate or certificates for the number of shares as to which the Option is exercised shall be issued to and registered in the name of any person or persons exercising the Option.

6. Tax Withholding. The exercise of the Option is subject to the satisfaction of withholding tax or other withholding liabilities, if any, under federal, state and local laws in connection with such exercise or the delivery or purchase of shares pursuant hereto. The exercise of the Option shall not be effective unless applicable withholding shall have been effected or obtained. The Optionee may satisfy any such withholding tax obligation for the Option by tendering a cash payment or in any other manner acceptable to the Committee in its sole discretion.

7. Option Transferability. Except as provided below, the Option by its terms is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee. Except as provided below, any attempted sale, transfer, assignment, pledge, hypothecation or other disposition of the Option contrary to the terms hereof, and any execution, levy, attachment or similar process upon the Option, shall be without effect. To the extent the Option is not designated as an ISO, the Option may be transferred to (a) the Optionee’s spouse, (b) the Optionee’s descendants, or (c) a trust created primarily for the benefit of the Optionee, the Optionee’s spouse and/or the Optionee’s descendants (“Authorized Transferees”). The non-ISO portion of the Option may only be transferred to an Authorized Transferee provided there is no consideration for the transfer, all further transfers are prohibited, and the Authorized Transferee succeeds to all the rights and benefits (except any right to transfer) and is subject to all obligations, conditions, and limitations applicable to the original Optionee. Such rights and benefits (except any right to further transfer) and obligations shall be determined as if the original Optionee continues to hold the Option, whereby provisions of the Plan and this Agreement dealing with termination of employment, retirement, disability or death of an Optionee will continue to refer to the original Optionee notwithstanding a transfer to an Authorized Transferee.

8. Rights as a Shareholder. Neither the Optionee nor a transferee of this Option shall have any rights as a shareholder with respect to any shares covered hereby until the date he or she shall have become the holder of record of such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof, except as provided in the Plan.

9. Other Plan Provisions. All rights of the Optionee and all obligations of the Company with respect to the Option granted hereby or otherwise arising under this Agreement are further limited and qualified as set forth in the Plan, and, in the event of any conflict between provisions of the Plan and those of this Agreement, the Plan provisions shall govern.

10. Successors. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors.

This Agreement has been executed by the parties as of the date first set forth above.

X-RITE, INCORPORATED

By

OPTIONEE: